UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 19, 2010 (October 18, 2010)
Date of Report (Date of earliest event reported)

AMINCOR, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49669	88-0376372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 Avenue of the Americas, 24th FL, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (347) 821-3452

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth under Item 2.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 18, 2010, Registrant entered into a Stock Purchase Agreement (the “Agreement”) with Hammond Investments, Ltd. an exempted company incorporated with limited liability in the Cayman Islands (“Hammond”), and Capstone Special Purpose Fund, LP, a Delaware limited partnership (“CSPF”) for the purchase by Registrant of all of the issued and outstanding shares of Baker’s Pride, Inc., a Delaware corporation (“BPI”). Prior to the closing of the stock purchase, Hammond and CSPF (collectively, the “Shareholders”) were the owners of all of the issued and outstanding shares of common stock, par value $0.001 (the “Shares”) of BPI.  In consideration for the Shares, Registrant paid to the Shareholders $1.00 per Share, or $100 in the aggregate, which was the same per share consideration paid for by Hammond and CSPF for their original purchase of the BPI Shares.

John R. Rice III and Joseph F. Ingrassia are officers and directors of Registrant and BPI.  Mr. Rice and Mr. Ingrassia are also officers of Capstone Capital Management, Inc., the general partner of CSPF and are directors of Hammond.

As a result of the above transaction, Registrant owns all of the issued and outstanding shares of BPI and BPI is a wholly-owned subsidiary of Registrant.

The information in this Item 2.01 and 1.01 above is qualified in its entirety by the Stock Purchase Agreement, which is attached as an exhibit hereto.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Baker’s Pride Inc., and its wholly owned subsidiaries

Audited financial statements of Baker’s Pride Inc., and its wholly owned subsidiaries, The Jefferson Street Bakery and the Mt. Pleasant Street Bakery, for the Period from August 28, 2008 (Inception) to December 31, 2008 and the fiscal year December 31, 2009.

(b) Pro-Forma Financial Information.

Since it is impracticable to provide the required pro-forma financial statements for the transaction described in Item 2.01 at the time of this filing, Registrant hereby confirms that it intends to file the required financial statements no later than 71 calendar days after the date of this current report on Form 8-K.

(c) Not Applicable.

(d) Exhibits

10.1 Stock Purchase Agreement, dated October 18, 2010, by and among Registrant, Hammond Investments, Ltd., and Capstone Special Purpose Fund, LP.

BAKER’S PRIDE INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2009 and the Period from
August 28, 2008 (Inception) to December 31, 2008

WITH
REPORT OF INDEPENDENT CERTIFIED
PUBLIC ACCOUNTANTS

BAKER’S PRIDE INC. AND SUBSIDIARIES

CONTENTS

December 31, 2009 and the Period from August 28, 2008 (Inception) to December 31, 2008

Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS	1

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets	2

Consolidated Statements of Operations	3

Consolidated Statement of Changes in Stockholders’ Equity	4

Consolidated Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6-16

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and
Stockholders of Baker’s Pride Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheets of Baker’s Pride Inc. and Subsidiaries (the “Company”) as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2009 and the period from August 28, 2008 (inception) to December 31, 2008.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Baker’s Pride Inc. and Subsidiaries as of December 31, 2009 and 2008, and the results of their consolidated operations and their cash flows for the year ended December 31, 2009 and the period from August 28, 2008 (inception) to December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

/s/ ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP
New York, New York
October 8, 2010

BAKER’S PRIDE INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2009 and 2008

	2009	2008
Assets

Current assets:
Cash	$2,463	$1,545
Due from factor – related party	1,280,980	894,439
Due from related party	1,399,946	-
Inventories	265,093	267,793
Prepaid expenses and other current assets	382,005	46,249

Total current assets	3,330,487	1,210,026

Property and equipment, net	36,812	11,307

Other assets:
Goodwill	7,770,900	7,770,900
Intangible assets, net	6,724,746	7,489,646

Total other assets	14,495,646	15,260,546

Total assets	$17,862,945	$16,481,879

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued expenses	$1,046,377	$731,756
Assumed liabilities – current portion	41,038	264,621
Lease payable – related party	2,644,473	455,938
Loan payable – related party	-	74,272

Total current liabilities	3,731,888	1,526,587

Long-term liabilities:
Assumed liabilities – net of current portion	2,761	43,799

Total liabilities	3,734,649	1,570,386

Commitments

Stockholders’ equity:
Common stock – authorized 10,000 shares $.001 par value;
100 shares issued and outstanding	-	-
Additional paid-in capital	15,265,804	15,265,804
Accumulated deficit	(1,137,508)	(354,311)

Total stockholders’ equity	14,128,296	14,911,493

Total liabilities and stockholders’ equity	$17,862,945	$16,481,879

The accompanying notes are an integral part of these consolidated financial statements.

BAKER’S PRIDE INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2009 and the Period from
August 28, 2008 (Inception) to December 31, 2008

		Period from
		August 28, 2008
		(Inception) to
	December 31,	December 31,
	2009	2008

Revenues	$13,345,574	$2,888,904

Cost of revenues	9,154,517	2,189,976

Gross profit	4,191,057	698,928

General and administrative expenses	4,319,410	979,336

Loss from operations	(128,353)	(280,408)

Other income (expense):
Interest expense	(731,944)	(75,976)
Rental income	77,100	2,073

Total other expense	(654,844)	(73,903)

Net loss	$(783,197)	$(354,311)

The accompanying notes are an integral part of these consolidated financial statements.

BAKER’S PRIDE INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Year Ended December 31, 2009 and the Period from August 28, 2008 (Inception) to December 31, 2008

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

Balance, August 28, 2008 (inception)	100	$-	$-	$-	$-

Net assets contributed to the Company
in exchange for equity	-	-	15,265,804	-	15,265,804

Net loss	-	-	-	(354,311)	(354,311)

Balance, December 31, 2008	100	-	15,265,804	(354,311)	14,911,493

Net loss	-	-	-	(783,197)	(783,197)

Balance, December 31, 2009	100	$-	$15,265,804	$(1,137,508)	$14,128,296

The accompanying notes are an integral part of these consolidated financial statements.

BAKER’S PRIDE INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Year Ended December 31, 2009 and the Period from
August 28, 2008 (Inception) to December 31, 2008

		Period from
		August 28, 2008
		(Inception) to
		December 31,
	2009	2008
Cash flows from operating activities:
Net loss	$(783,197)	$(354,311)
Adjustments to reconcile net loss to net
cash provided by operating activities:
Depreciation of property and equipment	669	-
Amortization of intangible assets	764,900	159,354
Changes in assets and liabilities:
Due from factor – related party	(386,541)	(894,439)
Due from related party	(1,399,946)	-
Inventories	2,700	(7,223)
Prepaid expenses and other current assets	(335,756)	(46,249)
Accounts payable and accrued expenses	314,621	731,756
Lease payable – related party	2,188,535	455,938

Net cash provided by operating activities	365,985	44,826

Cash flows from investing activities:
Purchases of property and equipment	(26,174)	(11,307)

Net cash used in investing activities	(26,174)	(11,307)

Cash flows from financing activities:
Payments of assumed liabilities	(264,621)	(106,246)
(Repayments) proceeds of line of credit	(74,272)	74,272

Net cash used in financing activities	(338,893)	(31,974)

Net increase in cash	918	1,545

Cash, beginning of year (period)	1,545	-

Cash, end of year (period)	$2,463	$1,545

Supplemental cash flow information:
Cash paid during the year (period) for interest	$731,944	$75,976

Non-cash investing and financing activities:
Net assets contributed to the Company in exchange for equity	$-	$15,265,804

The accompanying notes are an integral part of these consolidated financial statements.

BAKER’S PRIDE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2009 and the Period from
August 28, 2008 (Inception) to December 31, 2008

1.	Organization

Baker’s Pride Inc. (“Baker’s Pride”) and its wholly-owned subsidiaries, The Jefferson Street Bakery, Inc. (“Jefferson Street”) and the Mt. Pleasant Street Bakery, Inc. (“Mt. Pleasant Street”) (collectively, the “Company”) manufacture bakery food products, mainly several varieties of sliced and packaged store-brand bread for a national supermarket and its food service channels throughout the Midwest region.  The Company was incorporated in the state of Delaware on August 28, 2008.  The Company operates its facilities in Burlington, Iowa.

On October 15, 2008, the Company assumed the operations of The Baking Company of Burlington, LLC (“TBC”) as a result of a memorandum of understanding entered into as a settlement of a petition of a foreclosure of TBC by a party related to the present stockholders.

2.	Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Baker’s Pride Inc. and its two wholly owned subsidiaries, Jefferson Street and Mt. Pleasant Street.  All significant intercompany transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. There were no cash equivalents as of December 31, 2009 and 2008.

Inventory

Inventories are stated at the lower of cost (first-in, first-out) or market.  Inventories consist of purchased ingredients from third-party suppliers. Market is determined based on the net realizable value with appropriate consideration given to obsolescence, excessive levels and other market factors.  An inventory reserve is recorded if the carrying amount of the inventory exceeds its estimated market value.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist primarily of prepaid operating expenses and deposits for equipment purchases.  Prepaid operating expenses are expensed in the period in which services are received.

BAKER’S PRIDE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2009 and the Period from
August 28, 2008 (Inception) to December 31, 2008

Property and Equipment

Property and equipment are stated at cost and the related depreciation is computed on a straight-line basis over the lives of the respective assets.  The estimated useful life of equipment ranges from five to seven years.

Expenditures for repairs and maintenance are charged to operations as incurred.  Renewals and betterments are capitalized.  Upon the sale or retirement of an asset, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is recognized in the results of operations.

Construction in progress is not depreciated.  Depreciation of the property begins when it is placed in service.

Leases

The Company leases facilities and equipment under operating lease agreements with a related party.  The lease terms are for ten years with no rent incentives or escalations.

Goodwill and Intangible Assets

Intangible assets with finite lives are recorded at cost less accumulated amortization.  Finite-lived intangible assets consist of a customer relationship, which is being amortized on a straight-line basis over an expected useful live of ten years.

Goodwill has an indefinite useful life which is not amortized but is subject to an annual test for impairment and more frequently in certain circumstances.

Impairment of Long-Lived Assets

The Company evaluates the fair value of its long-lived assets on an annual basis or whenever events or changes in circumstances indicate that its carrying amounts may not be recoverable.  Accordingly, any impairment of the value is recognized when the carrying amount of a long-lived asset exceeds its fair value.  No impairment charges have been recognized.

Revenue Recognition

The Company recognizes revenue from product sales when goods are delivered to the Company’s shipping dock, and are made available for pick-up by the customer, at which point title and risk of loss pass to the customer.  Provisions for certain discounts to customers are accounted for as reductions in revenues in the same period the related sales are recorded.

BAKER’S PRIDE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2009 and the Period from
August 28, 2008 (Inception) to December 31, 2008

Income Taxes

The Company accounts for income taxes in accordance with using the liability method, which provides for an asset and liability approach to accounting for income taxes.  Under this method, deferred tax assets and liabilities are recorded for tax effects of temporary differences between the financial reporting and tax basis of assets and liabilities, and measured using the current tax rates and laws that are expected to be in effect when the underlying assets or liabilities are anticipated to be recovered or settled.  The Company records a valuation allowance based on whether its deferred tax assets will, more likely than not, result in any future tax benefits.

The Company and its subsidiaries are subject to income taxes in the federal and state jurisdictions in which the Company operates.

Generally accepted accounting principles (“GAAP”) require that, in applying the liability method the financial statements’ effects of an uncertain tax position be recognized based on the outcome that is more likely than not to occur.  Under this criterion the most likely resolution of an uncertain tax position should be analyzed based on technical merits and on the outcome that will likely be sustained under examination.  These requirements became effective for annual financial statements beginning after December 15, 2008 and the Company adopted them as of January 1, 2009.

As of December 31, 2009, the Company has determined that it has no uncertain tax positions that require either recognition or disclosure in the consolidated financial statements.

The Company’s income tax returns for the year ended December 31, 2009 and the period from August 28, 2008 (inception) to December 31, 2008, respectively, are subject to examination by federal and state income tax authorities.

Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value as required under GAAP:

Cash: The carrying amount approximates fair value because of the liquidity of those instruments.

Due from factor, due from related party, and accounts payable: The carrying amount approximates fair value because of the short-term duration of those instruments.

Loans payable: The carrying amount approximates fair value based on current market conditions and interest rates available to the Company for similar financial instruments.

BAKER’S PRIDE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2009 and the Period from
August 28, 2008 (Inception) to December 31, 2008

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates include, but are not limited to, the valuation of goodwill and intangible assets, useful lives of tangible and intangible assets, and depreciation. Actual results could differ from these estimates and assumptions.

Costs of Revenue

The cost of revenue primarily consists of the cost of ingredients, packaging, overhead, and labor.  The overhead costs typically include depreciation, utility, sanitation, equipment lease expense, and property taxes.  Labor expenses include the salaries and related expenses of production, sanitation and maintenance teams and direct supervision employees.

General and Administrative Expenses

General and administrative expenses primarily include management’s payroll and related benefits, insurance, professional fees, office expenses, and travel.

Related Parties

The Company’s related parties include affiliates, stockholders, management, and other parties that can significantly influence management, operating policies or transactions in which the Company participates.

3.	Acquisition

In February and July 2007, certain parties related to the Company (“Related Parties”) entered into a discount factoring and purchase order financing agreements with TBC whereby TBC granted these Related Parties a security interest in substantially all of TBC’s assets.  In 2008, TBC defaulted on its loan agreement by failing to repay its indebtedness to these Related Parties.  The Related Parties exercised their rights as secured lenders and filed a petition for foreclosure.  In September 2008, TBC and the Related Parties executed a memorandum of understanding assigning all of the assets to the Related Parties.  On October 15, 2008, the Related Parties assigned certain of these assets to the Company.  The Company also assumed certain of TBC’s liabilities.

The acquisition was accounted for as a business purchase in accordance with GAAP and recorded at the estimated fair market value of the assets acquired and the liabilities assumed as of October 15, 2008, as follows:

Inventory	$260,569
Goodwill	7,770,900
Intangible asset	7,649,000
Assumed liabilities	(414,665)

$15,265,804

Assumed Liabilities

The Company assumed certain liabilities of TBC, as part of the memorandum of understanding, upon assuming operations.  The liabilities assumed were for the payment of certain delinquent accounts payable and other specified liabilities. The repayments are non-interest bearing and have terms ranging in duration from 1 to 24 months.  The balance of assumed liabilities is $43,799 and $308,420 as of December 31, 2009 and 2008, respectively.

As of December 31, 2009, the required and expected future payments for the assumed liabilities are as follows:

Years Ending December 31,

2010	$41,038
2011	2,761

$43,799

BAKER’S PRIDE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2009 and the Period from
August 28, 2008 (Inception) to December 31, 2008

4.	Property and Equipment

Property and equipment at December 31, 2009 and 2008 consists of the following:

	2009	2008

Office equipment	$4,680	$1,316
Construction in progress	32,801	9,991
	37,481	11,307
Less accumulated depreciation	669	-

	$36,812	$11,307

Depreciation expense was $669 and $-0- for the year ended December 31, 2009 and the period from August 28, 2008 (inception) to December 31, 2008, respectively.

Construction in Progress

Construction in progress represents the cost of construction of a new locker not completed as of December 31, 2009 and 2008.  The cost includes design and construction expenditures incurred and other direct costs attributable to the construction.

5.	Goodwill and Intangible Assets

The carrying amount of goodwill was $7,770,900 as of December 31, 2009 and 2008.  There have been no changes in the carrying amount of goodwill during the year ended December 31, 2009 or during the period from August 28, 2008 (inception) to December 31, 2008.

Other intangible assets consist of the following as of December 31:

	2009		2008
		Accumulated		Accumulated
	Cost	Amortization	Cost	Amortization

Customer relationship	$7,649,000	$924,254	$7,649,000	$159,354

Accounting rules require that the intangible assets be tested for impairment at least annually. Accordingly, an impairment analysis was performed as of December 31, 2009 and 2008 using a discounted cash flow analysis. A discounted cash flow analysis requires that certain assumptions and estimates be made regarding industry economic factors and future profitability and cash flows. As a result of the 2009 and 2008 impairment analysis, it was determined that goodwill was not impaired.

BAKER’S PRIDE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2009 and the Period from
August 28, 2008 (Inception) to December 31, 2008

Amortization expense for intangible assets was $764,900 and $159,354 for the year ended December 31, 2009 and the period from August 28, 2008 (inception) to December 31, 2008, respectively.

Future amortization expense for the finite-lived intangible assets is as follows:

Years Ending December 31,

2010	$764,900
2011	764,900
2012	764,900
2013	764,900
2014	764,900
Thereafter	2,900,246

$6,724,746

6.	Related Party Transactions

Due from Factor

On October 15, 2008, the Company signed a discount factoring agreement with a related party (“Factor”), which shares common ownership and management with the Company’s majority shareholder, under which eligible accounts receivable will be factored.  The Factor assumes credit risks for all credit-approved accounts.  The Company pays a factoring fee of 2.5% of the gross amount of factored receivables for sales.  The Company can request advances of up to 80% of factored accounts based on customer credit limit. Under the terms of the agreement, the factor established a reserve account which controls the activity under the agreement.  The factor agreement is secured by substantially all the assets of the Company.  Factor fees (inclusive of commissions and interest) amounted to $339,387 and $24,623 for the year ended December 31, 2009 and the period from August 28, 2008 (inception) to December 31, 2008, respectively.

Loan Payable

On October 15, 2008 the Company entered into a three year purchase order financing agreement (the “Purchase Order Financing”) with a related party, with a renewal option.  Upon the expiration of the agreement, the unpaid obligation balance is due and payable immediately.  The annual interest rate on all advances is 16%, with the exception of overdue balances, which bear interest of 24%.  For the first year of the Purchase Order Financing, the advance limit was the lesser of (i) $11,000,000 or (ii) the borrowing base for the preceding calculation period as defined in the Purchase Order Financing.  The limit increases to $33,000,000 and $70,000,000 in years two and three, respectively.

BAKER’S PRIDE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2009 and the Period from
August 28, 2008 (Inception) to December 31, 2008

Under the Purchase Order Financing, purchase money advances are to be paid directly to the supplier by a related party.  Each purchase money advance is to be repaid in full on or before the earlier of 60 days from the date of the advance or the day on which any of the goods which are the subject of such advances are shipped to a buyer.

The Company is charged a cash advance guarantee fee of 1.5% on each purchase money advance for the first thirty days (or part thereof) that such purchase money advance is outstanding.  A letter of credit guarantee fee of 1.5% is charged on each letter of credit for the first thirty days (or part thereof) the letter of credit is outstanding.

The Purchase Order Financing is secured by substantially all of the assets of the Company. The related interest amounted to approximately $391,000 and $51,000 for the year ended December 31, 2009 and the period from August 28, 2008 (inception) to December 31, 2008, respectively.

Amounts outstanding on the loan payable as of December 31, 2009 and 2008 were $-0- and $74,272, respectively. As of December 31, 2009, the Company has recorded a due from related party of $1,399,946 for monies not remitted to the Company under the Purchase Order Financing.

7.	Income Taxes

The Company’s net deferred tax assets result primarily from the future tax benefit of net operating loss carryforwards.  Under the liability method, the Company has provided a full valuation allowance against its net deferred tax assets of approximately $477,000 and $142,000 as of December 31, 2009 and 2008, respectively. The valuation allowance against the deferred tax assets increased by approximately $335,000 and $142,000 during the year ended December 31, 2009 and the period from August 28, 2008 (inception) to December 31, 2008.

The Company evaluates deferred income taxes on an annual basis to determine if the valuation allowances against deferred tax assets should be established or adjusted based on consideration of all available evidence, both positive and negative, using a more likely than not realization standard.  This assessment considers, among other matters, the nature, frequency of recent income and losses, forecasts of future profitability, and the duration of the statutory carryforward period.  In making such judgments, significant weight is given to evidence that can be objectively verified.

Valuation allowances have been established for deferred tax assets based on the Company’s evaluation, as described above, about the likelihood of realizing future tax benefits.  The Company’s ability to realize deferred tax assets depends on the Company’s ability to generate sufficient taxable income within the carryforward periods provided for in the tax law for each applicable tax jurisdiction.

BAKER’S PRIDE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2009 and the Period from
August 28, 2008 (Inception) to December 31, 2008

The tax effects of temporary differences that give rise to the deferred tax asset as of December 31, 2009 and 2008, are presented below:

	2009	2008
Deferred tax assets:
Net operating loss carryforwards	$604,000	$164,000
Intangible assets	123,000	21,000
	727,000	185,000
Deferred tax liability:
Goodwill	250,000	43,000

Subtotal	477,000	142,000

Less deferred tax valuation allowance	477,000	142,000

Net deferred income tax asset	$-	$-

The federal and state income tax provision (benefit) for the year ended December 31, 2009 and the period from August 28, 2008 (inception) to December 31, 2008 is summarized as follows:

	2009	2008
Current:
Federal	$(266,000)	$(121,000)
State	(47,000)	(21,000)

	(313,000)	(142,000)
Deferred:
Federal	266,000	121,000
State	47,000	21,000

	313,000	142,000

Total provision (benefit) for income taxes	$–	$–

BAKER’S PRIDE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2009 and the Period from
August 28, 2008 (Inception) to December 31, 2008

The Company’s effective tax rate differs from the statutory federal income tax rate of 34%, primarily due to the effect of state income taxes and the impact of recording a valuation allowance to offset the potential future tax benefit resulting from net operating loss carry forwards for all years presented.  The following is a reconciliation of the U.S. federal statutory income tax rate to the Company’s effective income tax rate for the year ended December 31, 2009 and the period from August 28, 2008 (inception) to December 31, 2008:

	2009	2008

Federal statutory rate	(34.00)%	(34.00)%
State and local income taxes, net of federal tax benefit	(6.00)%	(6.00)%
Net operating loss carryforwards	94.60%	55.10%
Change to valuation allowance	(54.60)%	(15.10)%

Effective tax rate	0.00%	0.00%

As of December 31, 2009, the Company’s federal net operating losses were approximately $1,510,000.  The federal net operating losses expire from the years ending 2028 through 2029.  These net operating loss carryforwards may be limited in accordance with Section 382 of the Internal Revenue Code of 1986, as amended, based on certain changes in ownership that have occurred, or could occur in the future.

8.	Commitments

Operating Lease Commitments

The Company leases certain facilities, equipment, and office space under non-cancelable operating lease agreements, with a related party, that expire in 2018.  The leased facilities, equipment, and office space are located in Burlington, Iowa.  The facilities leases generally include renewal options and require paying real estate taxes and related operating expenses.

BAKER’S PRIDE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2009 and the Period from
August 28, 2008 (Inception) to December 31, 2008

Future approximate minimum rental payments under non-cancelable operating leases are as follows:

			Net
	Minimum	Minimum	Minimum
Year Ending	Rental	Rental	Rental
December 31,	Expense	Income	Expense

2010	$2,155,000	$(42,000)	$2,113,000
2011	2,155,000	(35,000)	2,120,000
2012	2,155,000	0	2,155,000
2013	2,155,000	0	2,155,000
2014	2,155,000	0	2,155,000
Thereafter	8,173,000	0	8,173,000

	$18,948,000	$(77,000)	$18,871,000

Rental expense related to non-cancellable operating leases was approximately $2,189,000 and $456,000 for the year ended December 31, 2009 and the period from August 28, 2008 (inception) to December 31, 2008, respectively.  Rental income amounted to approximately $77,000 and $2,000 for the year ended December 31, 2009 and the period from August 28, 2008 (inception) to December 31, 2008, respectively.

9.	Retirement Plan

The Company established a 401(k) retirement plan (the “Plan”) effective January 1, 2009.  The Plan covers employees of the Company who have completed three months (250 hours) of service and have attained the age of twenty-one.  All employees hired prior to January 1, 2009, entered the Plan immediately.  The Plan is a defined contribution plan allowing the participants two types of contributions to the Plan – traditional pre-tax and a Roth 401(k) after-tax deferral contribution, subject to certain limitations.  The Company does not make matching or discretionary contributions. Rollovers are not permitted.

10.	Concentrations of Credit Risk

Major Customers

The Company has only one customer for the year ended December 31, 2009 and the period from August 28, 2008 (inception) to December 31, 2008.  The related accounts receivable are factored with a related party.

BAKER’S PRIDE INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2009 and the Period from
August 28, 2008 (Inception) to December 31, 2008

Major Vendors

The Company purchases a substantial portion of its products from four vendors.  Purchases from these vendors for the year ended December 31, 2009 and the period from August 28, 2008 (inception) to December 31, 2008 were as follows:

	% of Purchases
	2009	2008

Vendor A	40.2	51.1
Vendor B	12.7	14.5
Vendor C	11.5	9.2
Vendor D	10.5	9.2

	74.9	84.0

11.	Liquidity

The Company incurred losses for the year ended December 31, 2009 and the period from August 28, 2008 (inception) to December 31, 2008.  In 2010 and 2011, management’s intention is to raise sufficient capital to upgrade the plant and equipment, allowing the Company to be more competitive within the industry.  In addition, the Company is currently implementing a plan to increase working capital.  This will allow the Company to diversify its product base, thereby improving its liquidity.  The Company will continue to utilize its existing purchase order financing agreement while it negotiates with new asset-based lenders that specialize in financing commercial baking businesses.

Management is currently seeking to raise additional equity to support the growth of the Company.  Although management is confident that it will succeed in raising additional working capital and equity for the Company, there are no assurances that they will be successful in their endeavors.  However, management believes the Company has sufficient access to working capital to sustain operations through September 30, 2011.

12.	Subsequent Events

On January 28, 2010, the Company entered into a Letter of Intent to be acquired by Amincor, Inc. (“Aminor”) (formerly known as Joning Corp.), a related party.  Amincor is to acquire all of the issued and outstanding stock of the Company, upon issuance of these consolidated financial statements.

The Company has evaluated subsequent events through October 8, 2010, the date that the accompanying consolidated financial statements were available to be issued.  The Company had no additional material subsequent events requiring disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMINCOR, INC.

Date: October 19, 2010

	By:	/s/ John R. Rice, III
John R. Rice, III
President